Exhibit 99.1

AudioEye Reports Record First Quarter 2025 Results

Thirty-Seventh Consecutive Period of Record Revenue

TUCSON, Ariz. — April 29, 2025 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), the industry-leading digital accessibility company, reported financial results for the first quarter ended March 31, 2025.

“I am pleased with another great quarter, achieving the ‘Rule of 40’. Business momentum is strong with our pipeline building in both the United States and Europe,” said AudioEye CEO David Moradi.

“Our track record of growing revenues while increasing cash flow margin positions us well in an uncertain and changing macroeconomic environment. With our current trajectory of operating leverage, we anticipate generating nearly $1 per share of run-rate free cash flow by the fourth quarter, which implies over 40% year-over-year growth.”

First Quarter 2025 Financial Results

●	Total revenue increased 20% to a record $9.7M from $8.1M in the same prior year period.
●	Gross profit increased to $7.7M (80% of total revenue) from $6.3M (78% of total revenue) in the same prior year period. The increase in gross profit resulted from continued revenue growth and certain year-over-year efficiencies in cost of revenue.
●	Total operating expenses increased 25% to $8.7M from $7.0M in the same prior year period. The increase in operating expenses was primarily due to additional investment in selling and marketing expenses of $0.7M, increases in litigation expenses of $0.6M, and additional depreciation and amortization of $0.2M.
●	Net loss was $1.5M or $(0.12) per share, compared to a net loss of $0.8M, or $(0.07) per share, in the same prior year period. The increase in net loss was primarily due to additional operating expenses noted above of $1.7M and loss on extinguishment of debt of $0.3M, partially offset by an increase in gross profit of $1.4M.
●	Adjusted EBITDA in Q1 2025 was $1.9M, and adjusted EPS was $0.15, compared to adjusted EBITDA of $0.9M and adjusted EPS of $0.08 in the same prior year period. The adjusted EBITDA and adjusted EPS performance reflect adjustments primarily for stock-based compensation expense, depreciation and amortization, litigation expense, interest expense, certain severance expense, and loss on extinguishment of debt.
●	Annual Recurring Revenue (“ARR”) as of March 31, 2025 increased sequentially to $37.1M from $36.6M as of December 31, 2024.
●	As of March 31, 2025, the Company had $8.3M in cash and cash equivalents, compared to $5.7M as of December 31, 2024.

Other Updates

●	On March 31, 2025, AudioEye completed a new $20M loan facility with Western Alliance Bank. The facility comprises a $12M term loan, a $3M revolver, and a $5M delayed draw term loan (subject to certain conditions). The new facility's interest rate represents a significant reduction from the previous facility. The initial $12M term loan was used to fully repay AudioEye's existing term loan and further strengthen the Company's cash position.
●	As of March 31, 2025, AudioEye had approximately 119,000 customers, up 7,000 from March 31, 2024, driven by increases in both the Partner and Marketplace and Enterprise channels. Customer count decreased by 8,000 from December 31, 2024, primarily due to a contract renegotiation with an existing partner, which allowed for consolidating licenses previously billed individually.

Financial Outlook

AudioEye expects revenue of between $9.85M and $10.0M for the second quarter of 2025 and between $41.0M and $42.0M for the full year 2025. The Company expects adjusted EBITDA of between $1.9M and $2.0M for the second quarter of 2025 and between $9.0M and $10.0M for the full year 2025. The Company expects adjusted EPS of between $0.15 and $0.16 per share for the second quarter of 2025 and between $0.70 and $0.80 per share for the full year 2025.

Conference Call Information

AudioEye management will hold a conference call today, April 29, 2025, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Date: Tuesday, April 29, 2025

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 877-407-8289

International number: 201-689-8341

Webcast: Q125 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through May 13, 2025 via the following numbers:

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay passcode: 13753127

About AudioEye

AudioEye exists to ensure the digital future we build is accessible. The gold standard for digital accessibility, AudioEye's comprehensive solution combines industry-leading AI automation technology with expert fixes informed by the disability community. This powerful combination delivers industry-leading protection, ensuring businesses of all sizes - including over 119,000 customers like Samsung, Calvin Klein, and Samsonite - meet and exceed compliance standards. With 24 US patents, AudioEye's solution includes 24/7 accessibility monitoring, automated WCAG issue testing and fixes, expert testing, developer tools, and legal protection, empowering organizations to confidently create accessible digital experiences for all.

Forward-Looking Statements
Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, long-term growth prospects, opportunities in the digital accessibility industry, our revenue, adjusted EBITDA, adjusted EPS and ARR guidance, expectations on “Rule of 40”, and our expectation of investments in marketing and sales. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; sales channels and offerings; product development and technological changes; the acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annualized recurring fee at the date of determination under each active contract, plus (ii) for our Partner and Marketplace channel, the annual or monthly recurring fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 if applicable. Recurring fees are defined as revenues expected to be generated from services typically offered as a subscription service or annual service offering such as our automation and platform, periodic auditing, human-assisted technological fixes, legal support and professional service offerings and other services that reoccur on a multi-year contract. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are terminable prior to the expected term, which may impact future ARR. ARR excludes non-recurring fees, which are defined as revenue expected to be generated from services typically not offered as a subscription service or annual service offering such as our PDF remediation services business, one-time mobile application reports, and other miscellaneous services that are offered as non-subscription services or are expected to be one-time in nature.

Use of Non-GAAP Financial Measures

The Company has supplemented the consolidated financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share (Adjusted EPS).

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Adjusted EBITDA and the Adjusted EPS calculations are either recurring non-cash items or items that management does not consider in assessing our ongoing operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Adjusted EBITDA is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of this measure as mentioned above. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow.

To properly and prudently evaluate our business, we encourage readers to review the consolidated GAAP financial statements included in this press release and not rely on any single financial measure to evaluate our business. The following tables set forth reconciliations of Adjusted EBITDA to net loss, the most directly comparable GAAP-based measure, as well as Adjusted EPS to net loss per diluted share, the most directly comparable GAAP-based measure. We strongly urge readers to review these reconciliations, along with the financial statements included in this press release. In addition, because the non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings per Diluted Share

We define: (i) Adjusted EBITDA as net loss, plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to liabilities, plus certain litigation expense, plus certain severance expense, plus loss on disposal or impairment of long-lived assets, plus loss on extinguishment of debt, and plus lost deposit on alternative financing; (ii) Adjusted EBITDA margin as Adjusted EBITDA as a percentage of GAAP revenue; and (iii) Adjusted EPS as net loss per diluted common share, plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, plus non-cash valuation adjustment to liabilities, plus certain litigation expense, plus certain severance expense, plus loss on disposal or impairment of long-lived assets, plus loss on extinguishment of debt, and plus lost deposit on alternative financing, each on a per share basis. Adjusted EPS includes incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position.

Forward-Looking Non-GAAP Financial Measures

This press release also includes the forward-looking non-GAAP financial measures of adjusted EBITDA and adjusted EPS guidance for the second quarter and full year 2025. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Investor Contact:

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
Revenue	$9,733	$8,083

Cost of revenue	1,995	1,761

Gross profit	7,738	6,322

Operating expenses:
Selling and marketing	3,714	3,003
Research and development	1,153	1,322
General and administrative	3,811	2,628
Total operating expenses	8,678	6,953

Operating loss	(940)	(631)

Other expense:
Interest expense, net	(229)	(198)
Loss on extinguishment of debt	(300)	—
Total other expense	(529)	(198)

Net loss	$(1,469)	$(829)

Net loss per common share-basic and diluted	$(0.12)	$(0.07)

Weighted average common shares outstanding-basic and diluted	12,390	11,709

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
(in thousands, except per share data)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$8,265	$5,651
Accounts receivable, net	6,333	5,932
Prepaid expenses and other current assets	775	537
Total current assets	15,373	12,120

Property and equipment, net	209	215
Right of use assets	306	385
Intangible assets, net	10,463	10,276
Goodwill	6,667	6,661
Other	102	109
Total assets	$33,120	$29,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,052	$3,870
Operating lease liabilities	204	199
Deferred revenue	7,519	7,502
Other current liabilities	13	—
Total current liabilities	11,788	11,571

Long term liabilities:
Term loan, net	11,524	6,820
Operating lease liabilities	165	218
Deferred revenue	11	16
Contingent consideration, long term	1,400	1,350
Other	286	355
Total liabilities	25,174	20,330

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 12,445 and 12,285 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	105,160	105,181
Accumulated deficit	(97,215)	(95,746)
Total stockholders’ equity	7,946	9,436

Total liabilities and stockholders’ equity	$33,120	$29,766

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
Adjusted EBITDA Reconciliation
Net loss (GAAP)	$(1,469)	$(829)
Non-cash valuation adjustment to liabilities	50	(12)
Interest expense, net	229	198
Stock-based compensation expense	907	883
Litigation expense (1)	722	105
Severance expense (2)	304	—
Lost deposit on alternative financing	50	—
Depreciation and amortization	775	572
Loss on disposal or impairment of long-lived assets	40	—
Loss on extinguishment of debt	300	—
Adjusted EBITDA	$1,908	$917
Adjusted EBITDA margin (3)	20%	11%

Adjusted Earnings per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.12)	$(0.07)
Non-cash valuation adjustment to liabilities	—	—
Interest expense, net	0.02	0.02
Stock-based compensation expense	0.07	0.07
Litigation expense (1)	0.06	0.01
Severance expense (2)	0.02	—
Lost deposit on alternative financing	—	—
Depreciation and amortization	0.06	0.05
Loss on disposal or impairment of long-lived assets	—	—
Loss on extinguishment of debt	0.02	—
Adjusted earnings per diluted share (4)	$0.15	$0.08
Diluted weighted average shares (GAAP)	12,390	11,709
Includable incremental shares (Non-GAAP) (4)	233	312
Adjusted diluted shares (Non-GAAP)	12,623	12,021

(1)	Represents legal expenses related primarily to non-recurring litigation.

(2)	Represents severance expense for employee from previously acquired ADA Site Compliance.

(3)	Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of GAAP revenue.

(4)	Adjusted earnings per adjusted diluted share for our common stock is computed using the treasury stock method.